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                                                                    EXHIBIT 10.2

                     FIRST AMENDMENT TO FINANCING AGREEMENT

     First Amendment to Financing Agreement dated as of this 19th day of June 1998 (the "Amendment"), by and among Energy Partners. Ltd., a Delaware corporation (the "Borrower"), and Energy Income Fund, L.P., a Delaware limited partnership ("EIF"), to that certain Financing Agreement dated as of April 15, 1998 (as amended, the "Agreement").

                                    RECITALS

     WHEREAS, pursuant to the Agreement, EIF agreed to make loans to Borrower for the purposes and subject to the terms and conditions set forth therein;

     WHEREAS, Section 11.2(a) of the Agreement provides that the parties thereto may amend or modify the Agreement by a written instrument duly executed by the parties;

     WHEREAS, Borrower has entered into a certain Asset Purchase Agreement, dated as of June 23, 1998, effective April 1, 1998, with Union Oil Company of California d/b/a Spirit Energy 76, a Delaware corporation ("Unocal") and Shell Offshore, Inc., a Delaware corporation pursuant to which Borrower will acquire a 20% interest in those certain oil and gas producing properties known as the Bay Marchand Properties; and

     WHEREAS, Borrower and EIF desire to amend the Agreement in certain other respects.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Agreement unless expressly defined otherwise in this Amendment.

     2. Except as otherwise specifically provided herein, all terms and conditions of the Agreement shall apply to the interpretation and enforcement of this Amendment as if explicitly set forth herein.

     3. The preamble of the Agreement is amended by adding the following after the first "WHEREAS" clause:

          WHEREAS, Borrower intends to enter into an agreement with Shell Offshore, Inc. ("Shell") to acquire a 20% interest in those certain oil and gas producing properties known as the Bay Marchand Properties (the "Bay Marchand Acquisition");

     4. Section 1.1 of the Agreement is amended by including the following definitions, inserted in the appropriate alphabetical order:

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          "Bay Marchand Acquisition" shall mean the acquisition of the Bay
     Marchand Properties by Borrower and Unocal pursuant to that certain Asset Purchase Agreement dated June 23, 1998, effective April 1, 1998, executed by and between Shell, Borrower and Unocal.

          "Bay Marchand Agreement" shall mean that certain Bay Marchand 2 Ownership and Management Agreement, dated as of June 23, 1998, by and between Borrower and Unocal.

          "Bay Marchand Financing" shall have the meaning set forth in Section 2.1(b).

          "Bay Marchand Properties" mean those properties described on Exhibit
     M.

          "Bay Marchand Purchase Agreement" shall mean that certain Asset Purchase Agreement dated June 23, 1998, effective April 1, 1998, executed by and between Shell, Borrower and Unocal.

          "Borrower's Overhead" shall have the meaning set forth in Section 2.5(b).

          "Shell" shall mean Shell Offshore, Inc., a Delaware corporation.

          "Unocal" shall mean Union Oil Company of California d/b/a Spirit Energy 76, a Delaware corporation.

     5. Section 1.1 of the Agreement is amended by deleting "Chevron Cash Flow From Operations" and the accompanying definition and by adding the following definition in the appropriate alphabetical order:

          "Cash Flow From Operations" shall mean gross cash receipts from the sale, including but not limited to management fees, of Hydrocarbons plus any other proceeds attributable to the Proposed Oil and Gas Agreements less
     (i) all production, severance and ad valorem taxes incurred and/or paid to governmental entities, (ii) all lease royalties and burdens incurred and/or paid which are of record as of the first Funding, including Overriding Royalty Interests to be conveyed by Borrower to third parties, if any,
     (iii) routine operating expenses incurred and/or paid in connection with the Properties (including without limitation gathering, transportation and processing fees), (iv) workover expenditures incurred and/or paid on the Properties that are not funded by EIF, and (v) franchise and income taxes incurred and/or paid by Borrower.

     6. Section 1.1 of the Agreement is amended by replacing the following definitions with the definitions below:

          "Additional Financings" shall have the meaning set forth in Section 2.1(c).



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          "Final Payment Date" shall mean June 1, 2005.

     7. Section 2.1 is amended to read as follows:

          2.1 The Development Loan.

               (a) Subject to the terms and conditions set forth in this Agreement, EIF agrees to make a loan to Borrower (the "Chevron Financing") in the principal amount of up to Nine Million Six Hundred Forty-Six Thousand Dollars ($9,646,000) for the following purposes:

                    (i) up to Two Hundred Seventy-Four Thousand Dollars
               ($274,000) to finance Main Pass 133 rig mobilization;

                    (ii) up to One Million Nine Hundred Five Thousand Dollars
               ($1,905,000) to sidetrack and complete the Main Pass 133 A-6 well;

                    (iii) up to Two Million Three Hundred Eighty Thousand
               Dollars ($2,380,000) to workover the Main Pass 133 A-10 well;

                    (iv) up to Two Million Six Hundred Eighty-Four Thousand
               Dollars ($2,684,000) to workover the Main Pass 133 A-7 well;

                    (v) up to Two Million Two Hundred Thirty-One Thousand
               Dollars ($2,231,000) to workover the Main Pass 133 A-9 well; and

                    (vi) up to One Hundred Seventy-Two Thousand Dollars
               ($172,O00) to finance Main Pass 133 rig demobilization.

               (b) Subject to the terms and conditions set forth in this Agreement, EIF agrees to make a loan to Borrower (the "Bay Marchand Financing") in the aggregate principal amount of up to Ten Million Dollars ($10,000,000) for the following purposes:

                    (i) up to Nine Million Three Hundred Thousand Dollars
               ($9,300,000) to finance the acquisition of a 20% interest in the Bay Marchand Properties;

                    (ii) up to Five Hundred Thousand Dollars ($500,000) for
               working capital; and

                    (iii) up to Two Hundred Thousand Dollars ($200,000) to
               finance payment of costs and expenses to EIF.



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               (c) In the event that the Chevron Financing and Bay Marchand
          Financing do not fund an amount equal to the entire principal amount of Twenty Million Dollars ($20,000,000) and subject to the terms and conditions set forth in this Agreement, EIF agrees to make additional loans to Borrower ("Additional Financings") to finance costs relating to Borrower's obligations under the Proposed Oil and Gas Agreements that satisfy certain conditions set forth in Section 6.2 ("Approved Transactions"); provided, however, that the aggregate principal amount funded under this Agreement shall not exceed Twenty Million Dollars ($20,000,000). The Chevron Financing, the Bay Marchand Financing and any Additional Financings are collectively referred to as the "Development Loan" herein.

               (d) Upon (i) satisfaction of each of the conditions set forth in
          Article 6, and (ii) providing EIF with written notice not less than twenty (20) days prior to any Funding, the Development Loan may be funded through one or more Fundings to finance one or more Approved Transactions; provided however, that any amounts under the Development Loan which are not funded by April 1, 2000, will be canceled effective April 1, 2000. Each Additional Funding shall be documented by either an amendment to this Agreement or by a side letter between EIF and Borrower, at the discretion of EIF.

     8. Section 2.5 is amended to read as follows:

          2.5 Repayment of Principal and Interest on the Development Loan. EIF and Borrower agree that the Development Loan shall be repaid from Borrower's Cash Flow From Operations, with repayment commencing on September 15, 1998, as set forth below:

               (a) Borrower shall first pay all amounts due to EIF with respect to the Overriding Royalty Rate as set forth in Section 2.8;

               (b) Borrower then shall allocate an amount equal to the sum of
          (i) One Hundred Fifty-Eight Thousand Dollars ($158,000), and any such other amount agreed to in writing by the parties, per month for payment of Borrower's overhead expenses ("Borrower's Overhead") and
          (ii) any required payments for insurance premiums agreed to by EIF in writing; provided, however, that the allocation under this Section 2.5(b) shall no longer apply after January 1, 2000 and provided further that the allocation for Borrower's Overhead under this Section 2.5(b) shall not apply unless and until the Bay Marchand Financing has been funded;

               (c) Borrower then shall pay to EIF Base Interest on the outstanding amount of principal, which payment shall be due in arrears on the fifteenth day of



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          each month for the previous calendar month, unless such day is not a
          Business Day, in which event payment shall be due on the first Business Day thereafter, and

               (d) Borrower then shall deposit any remaining amount directly into the Escrow Account.

               (e) On or before April 1, 1999, the parties shall agree upon (i) an amount of principal to be repaid from the funds deposited in the Escrow Account and (ii) a repayment schedule.

               (f) Under no circumstances shall this Agreement be interpreted as establishing a revolving credit facility.

     All unpaid principal and accrued and unpaid interest shall be due and payable on the Final Payment Date; provided, however, that if, at any time, the payments received by EIF from the Overriding Royalty Interests, Base Interest and principal yield a twenty percent (20%) Internal Rate of Return on all cash advanced from EIF under this Agreement, then Borrower shall have no further obligation (including repayment of unpaid principal and accrued and unpaid interest) under this Agreement and EIF shall reconvey all of its Overriding Royalty Interests to Borrower. The prepayment restrictions set forth in Section 2.6 shall not apply to the prepayment described in the preceding sentence.

     9. Section 2.7 is amended to read as follows:

          2.7 Payment Procedure.

               (a) All cash payments made by Borrower under the Notes or this Agreement, except for payments made directly to the Escrow Account, shall be made to EIF and wired to the following account prior to 12:00 o'clock noon, Eastern time, on the date that such payment is required or permitted to be made:

                         First National Bank of Boston
                         ABA# 011-000-390
                         Worldwide Custody/Canton
                         Energy Income Fund, L.P. - Account #8420075

               (b) Payments into the Escrow Account shall be made to the Escrow Agent and wired to the following account prior to 12:00 o'clock noon, Eastern time, on the date that such payment is required or permitted to be made:

                         Peoples Bank
                         ABA #211-871-772
                         Energy Partners, Ltd. and EIF Escrow Account
                         Account #07-37-6700001



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               (c) Borrower shall provide EIF with notice of Borrower's intent to wire payments into either of the above-mentioned account at least twenty-four (24) hours before such payments are deposited into such account. Notice to EIF shall be given by facsimile, with the notice addressed as follows:

                         Michael R. Ciesla
                         Energy Income Fund, L.P.
                         Facsimile No.: (413) 567-7926

               (d) Borrower shall also provide the Escrow Agent with notice of Borrower's intent to wire payments into the above-mentioned Escrow Account at least twenty-four (24) hours before such payments are deposited into such account. Notice to the Escrow Agent shall be given by facsimile, with the notice addressed as follows:

                         Jackie Charron
                         Peoples Bank
                         314 High Street
                         Holyoke, MA 01040
                         Facsimile No.: (413) 532-5521

               (e) Any payment received by EIF after 12:00 o'clock noon, Eastern time, on any day shall be considered for all purposes (including the calculation of interest, to the extent permitted by applicable law) as having been made on the next following Business Day. Payments shall be first applied to costs and expenses due EIF pursuant to Articles 2 and 10 of this Agreement, then to accrued interest on the Notes, and then to principal.

     10. Section 2.8(a) is amended by replacing it with the following:

               (a) The Royalty Rate shall be three percent (3%) unless and until the Overriding Royalty Interests are extinguished pursuant to Section 2.5.

     11. Section 2.8(b) is amended by replacing it with the following:

               (b) The assignments of Overriding Royalty Interests shall be effective as of (i) April 1, 1998, at 7:00 a.m., local time with respect to the Bay Marchand Properties and (ii) the effective date of the assignment from Chevron to Borrower, at 7:00 a.m. local time, with respect to the Chevron Properties. All subsequent Overriding Royalty Interests shall be effective as of the date of Borrower's



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          acquisition of each of the Properties, unless the relevant purchase and sale agreement provides for an earlier effective date.

     12. Section 6.2(i) is amended by replacing it with the following:

               (i) Loan Documents. EIF shall have received the following instruments, each duly and validly executed and delivered by Borrower:

                    (i) the Development Note;

                    (ii) the Escrow Agreement;

                    (iii) the Stockholders' Agreement in substantially the form of Exhibit K;

                    (iv) the Stock Purchase Agreement in substantially the form of Exhibit G;

                    (v) the Limited Personal Recourse Agreement in substantially the form of Exhibit F;

                    (vi) the letter of intent for Farmout Agreement -- Workover
               Package Main Pass 133 "A" Platform, Offshore Louisiana between Borrower and Chevron;

                    (vii) Farmout Agreement between Borrower and Chevron;

                    (viii) blank letters in lieu of transfer order;

                    (ix) the Bay Marchand Agreement;

                    (x) the Bay Marchand Purchase Agreement; and

                    (xi) such other agreements, certificates, instruments or
               other documents as EIF may reasonably request to evidence or carry out the transactions contemplated by this Agreement.

     13. Section 6.2 is amended by adding the following as a new paragraph 6.2(aa):

               (aa) Consummation of Bay Marchand Acquisition by Unocal. Unocal shall have consummated the Bay Marchand Acquisition pursuant to which Unocal will acquire an 80% interest in the Bay Marchand Properties prior to or



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          simultaneously with any Funding hereunder to finance Borrower's acquisition of a 20% interest in the Bay Marchand Properties.

     14. Section 7.3(j) is amended to read as follows:

               (j) Borrower shall deliver to EIF, at least fifteen (15) days prior to July 1 and January 1 of each calendar year, or at any other time agreed to by the parties, a Development Plan and Budget, acceptable to EIF in its sole discretion, and a general and administrative budget that includes the salaries and bonuses of each officer and significant employee, together with all consulting fees and arrangements, all of which shall be approved by EIF; and failure to (i) comply with such budget, or (ii) submit it to EIF for approval shall constitute an Event of Default pursuant to this Agreement; and Borrower shall not use any proceeds of any Loan to pay any salaries, consulting fees or other arrangements, unless such proceeds are specifically allocated to such purpose in the Article 2;

     15. Section 7.3(k) is amended by deleting the period at the end of the sentence and adding "; and".

     16. Section 7.3 is amended by adding the following new paragraph:

               (l) With each payment to EIF pursuant to Section 2.5, a payment reconciliation statement for the previous month in which Borrower sets forth each of the following: (i) Borrower's gross revenues; (ii) payments with respect to the Overriding Royalty Interests; (iii) interest payments with respect to the Development Loan; and (iv) payments directly into the Escrow Account.

     17. Section 7.22(c) is amended by replacing "third quarter of 1998" with "first quarter of 2000".

     18. Article 7 is amended by adding the following new Section 7.37 and
Section 7.38:

          7.37 Bay Marchand Overrides. Borrower shall cause certain overriding royalty interests owned by Affiliates of Shell to be conveyed to Borrower and Unocal not later than January 1, 1999 and failure to do so shall constitute an Event of Default.

          7.38 Escrow Account/Agreement Security Interest. On or before June 1998, Borrower shall (i) validly execute and deliver to EIF a Collateral Assignment, Security Agreement and Pledge pursuant to which Borrower assigns, grants and conveys a continuing security interest in all of Borrower's right, title and interest in the Escrow Agreement and all funds deposited and held in the Escrow Account, now owned or hereafter acquired, and all distributions and proceeds thereof to EIF, its successors and assigns, as security for the obligations under the Development Note, or under any other



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     promissory notes, deeds of trust, assignments or other obligations owed by
     Borrower to EIF (ii) file all documents and financing statements necessary to perfect EIF's security interest in the Escrow Account funds and the Escrow Agreement.

     19. The Exhibit Index is amended by adding "Exhibit M Description of Bay Marchand Properties" and Exhibit M, which is attached hereto, shall be attached to the Agreement.

     20. THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     21. Except as expressly amended hereby, the Agreement remains in full force and effect. Any references to the Agreement in the Loan Documents shall refer to the Agreement as amended hereby.

     22. This Amendment shall be of no force and effect until receipt and execution of this Amendment by EIF in its offices in Longmeadow, Massachusetts.


                            (Signature page follows.)



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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                        ENERGY PARTNERS, LTD.

                                        By: /s/ RICHARD A. BACHMANN
                                           -------------------------------------
                                           Richard A. Bachmann
                                           President and Chief Executive Officer


                                        ENERGY INCOME FUND, L.P.

                                        By: EIF General Partner, L.L.C.,
                                            its General Partner

                                            By: /s/ STEVEN P. MCDONALD
                                                --------------------------------
                                                Steven P. McDonald
                                                Vice President




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